EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
Waste Services, Inc.
Burlington, Ontario
We hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 25, 2009, relating to the consolidated financial statements and the effectiveness of Waste Services, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
/s/ BDO Seidman, LLP
West Palm Beach, Florida
January 26, 2010